EXHIBIT 4.4



                 DENTSPLY International Inc.



                      JPY 6,237,500,000
     1.39% Guaranteed Senior Notes due December 28, 2005








                     -------------------

                   Note Purchase Agreement

                     -------------------




                Dated as of December 28, 2001








==============================================================


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                      Table of Contents

Section                        Heading                         Page


Section 1.      Authorization of Notes; Guarantees................1


Section 2.      Sale and Purchase of Notes........................1


Section 3.      Closing...........................................2


Section 4.      Conditions to Closing.............................2

    Section 4.1.  Representations and Warranties..................2
    Section 4.2.  Performance; No Default.........................2
    Section 4.3.  Compliance Certificates.........................2
    Section 4.4.  Opinions of Counsel.............................3
    Section 4.5.  Purchase Permitted by Applicable
                  Law, Etc........................................3
    Section 4.6.  Sale of Other Notes.............................3
    Section 4.7.  Payment of Special Counsel Fees.................3
    Section 4.8.  Private Placement Number........................3
    Section 4.9.  Changes in Corporate Structure..................3
    Section 4.10. Subsidiary Guaranties...........................4
    Section 4.11. Proceedings and Documents.......................4

Section 5.      Representations and Warranties of
                the Company.......................................4

    Section 5.1.  Organization; Power and Authority...............4
    Section 5.2.  Authorization, Etc..............................4
    Section 5.3.  Disclosure......................................4
    Section 5.4.  Organization and Ownership of
                  Shares of Subsidiaries..........................5
    Section 5.5.  Financial Statements............................5
    Section 5.6.  Compliance with Laws, Other
                  Instruments, Etc................................6
    Section 5.7.  Governmental Authorizations, Etc................6
    Section 5.8.  Litigation; Observance of
                  Statutes and Orders.............................6
    Section 5.9.  Taxes...........................................6
    Section 5.10. Title to Property; Leases.......................7
    Section 5.11. Licenses, Permits, Etc..........................7
    Section 5.12. Compliance with ERISA...........................7
    Section 5.13. Private Offering by the Company.................8
    Section 5.14. Use of Proceeds; Margin
                  Regulations.....................................8
    Section 5.15. Existing Debt; Future Liens.....................9
    Section 5.16. Foreign Assets Control
                  Regulations, Etc................................9
    Section 5.17. Status under Certain Statutes...................9
    Section 5.18. Pari Passu......................................9
    Section 5.19. Anti-Terrorism Order............................9


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    Section 5.20. Environmental Matters..........................10

Section 6.      Representations of the Purchaser.................10

    Section 6.1.  Purchase for Investment........................10
    Section 6.2.  Source of Funds................................10

Section 7.      Information as to Company........................12

    Section 7.1.  Financial and Business Information.............12
    Section 7.2.  Officer's Certificate..........................15
    Section 7.3.  Inspection.....................................15

Section 8.      Prepayment of the Notes..........................16

    Section 8.1.  Required Prepayments...........................16
    Section 8.2.  Optional Prepayments with
                  Make-Whole Amount..............................16
    Section 8.3.  Allocation of Partial Prepayments..............16
    Section 8.4.  Maturity; Surrender, Etc.......................16
    Section 8.5.  Purchase of Notes..............................17
    Section 8.6.  Make-Whole Amount..............................17

Section 9.      Affirmative Covenants............................18

    Section 9.1.  Compliance with Law............................18
    Section 9.2.  Insurance......................................19
    Section 9.3.  Maintenance of Properties......................19
    Section 9.4.  Payment of Taxes...............................19
    Section 9.5.  Corporate Existence, Etc.......................19
    Section 9.6.  Subsequent Guarantors..........................20
    Section 9.7.  Covenant to Secure Notes Equally...............20
    Section 9.8.  Pari Passu Ranking.............................20
    Section 9.9.  Rule 144A Information..........................20

Section 10.     Negative Covenants...............................20

    Section 10.1. Transactions with Affiliates...................20
    Section 10.2. Merger, Consolidation, Etc.....................20
    Section 10.3. Consolidated Net Worth.........................21
    Section 10.4. Interest Coverage Ratio........................21
    Section 10.5. Debt and Priority Debt
                  Limitations....................................21
    Section 10.6. Permitted Liens................................21
    Section 10.7. Sale of Assets.................................23
    Section 10.8. Sale of Stock and Debt of
                  Subsidiaries...................................23
    Section 10.9. Sale or Discount of Receivables................23
    Section 10.10.Subsidiary Dividend Restrictions...............24
    Section 10.11. Sale and Leasebacks...........................24


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    Section 10.12.Line of Business...............................24

Section 11.     Events of Default................................24


Section 12.     Remedies on Default, Etc.........................27

    Section 12.1. Acceleration...................................27
    Section 12.2. Other Remedies.................................27
    Section 12.3. Rescission.....................................28
    Section 12.4. No Waivers or Election of
                  Remedies, Expenses, Etc........................28

Section 13.     Registration; Exchange; Substitution
                of Notes.........................................28

    Section 13.1. Registration of Notes..........................28
    Section 13.2. Transfer and Exchange of Notes.................28
    Section 13.3. Replacement of Notes...........................29

Section 14.     Payments on Notes................................29

    Section 14.1. Place of Payment...............................29
    Section 14.2. Home Office Payment............................29
    Section 14.3. Judgment Currency..............................30

Section 15.     Expenses, Etc....................................30

    Section 15.1. Transaction Expenses...........................30
    Section 15.2. Survival.......................................31

Section 16.     Survival of Representations and
                Warranties; Entire Agreement.....................31


Section 17.     Amendment and Waiver.............................31

    Section 17.1. Requirements...................................31
    Section 17.2. Solicitation of Holders of Notes...............31
    Section 17.3. Binding Effect, Etc............................32
    Section 17.4. Notes Held by Company, Etc.....................32

Section 18.     Notices..........................................32


Section 19.     Reproduction of Documents........................33


Section 20.     Confidential Information.........................33




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Section 21.     Substitution of Purchaser........................34


Section 22.     Miscellaneous....................................34

    Section 22.1. Successors and Assigns.........................34
    Section 22.2.  Payments Due on Non-Business Days.............34
    Section 22.3. Severability...................................34
    Section 22.4. Construction...................................35
    Section 22.5. Counterparts...................................35
    Section 22.6. Governing Law..................................35


      Schedule A --     Information Relating to Purchasers
      Schedule B --     Defined Terms
      Schedule 4.9--    Changes in Corporate Structure
      Schedule 4.10    --      List of Subsidiary Guarantors at Closing
      Schedule 5.3--    Disclosure Materials
      Schedule 5.4--    Subsidiaries of the Company and Ownership
                          of Subsidiary Stock
      Schedule 5.5--     Financial Statements
      Schedule 5.8--     Certain Litigation
      Schedule 5.11     --      Patents, Etc.
      Schedule 5.15     --      Existing Debt

      Exhibit 1(a)--     Form of 1.39% Guaranteed Senior
                        Notes due 2005
      Exhibit 1(b)--    Form of Guarantee Agreement
      Exhibit 4.4(a)   --      Form of Opinion of Counsel for the
                          Company
      Exhibit 4.4(b)    --      Form of Opinion of Special Counsel
                          for the Purchasers

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                 DENTSPLY International Inc.
                   570 West College Avenue
                York, Pennsylvania 17405-0872

     1.39% Guaranteed Senior Notes due December 28, 2005



                                             December 28, 2001

To Each of the Purchasers Listed In
   The Attached Schedule A:

Ladies and Gentlemen:


      DENTSPLY  International  Inc.,  a  Delaware  corporation
(the "Company"), agrees with you as follows:

Section 1.   Authorization of Notes; Guarantees.

    (a) The Company will authorize the issue and sale of JPY 6,237,500,000 aggregate principal amount of its 1.39% Guaranteed Senior Notes due December 28, 2005 (the "Notes," such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1(a), with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

    (b) The payment of the Notes and the performance by the Company of its obligations under this Agreement and the Other Agreements (as defined below) will be guaranteed by certain Subsidiaries of the Company (each a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors"), pursuant to separate Guarantee Agreements of each Subsidiary Guarantor (each a "Guarantee Agreement" and, collectively, the "Guarantee Agreements"), each substantially in the form of Exhibit 1(b) hereto.

Section 2.   Sale and Purchase of Notes.



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      Subject to the terms and  conditions of this  Agreement,
the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this
Agreement,   the  Company  is  entering   into  separate  Note
Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule
A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the
performance  or   non-performance   by  any  Other   Purchaser
thereunder.

Section 3.   Closing.

      The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at a closing (the "Closing") on December 28, 2001. At the Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least JPY 125,000,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to ABN AMRO Bank, Tokyo, Swift Code ABNAJPJT, Account No. 17.23.499, for further credit to ABN AMRO Chicago Treasury, Swift Code ABNAUS4CFXO, Ref:
Dentsply, JPY, Ref.: DENTSPLY International. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such non-fulfillment.

Section 4.   Conditions to Closing.

      Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

 Section 4.1.  Representations     and     Warranties.     The
representations   and   warranties  of  the  Company  in  this
Agreement shall be correct when made and at the time of the Closing.



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 Section 4.2.  Performance;  No  Default.  The  Company  shall
have   performed   and  complied  with  all   agreements   and
conditions   contained  in  this  Agreement   required  to  be
performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1 or 10.2 had such Sections applied since such date.

 Section 4.3.  Compliance Certificates.

    (a)  Officer's   Certificate.   The  Company   shall  have
delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

    (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements. The Secretary or an Assistant Secretary of each Subsidiary Guarantor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Guarantee Agreement to which it is a party.

 Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the  date  of  the  Closing  (a)  from  Brian  Addison,  Esq.,
General Counsel of the Company and each Subsidiary Guarantor, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request  (and the  Company  hereby  instructs  its  counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

 Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of the Closing, your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation
(including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and
(c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.



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 Section 4.6.  Sale of  Other  Notes.  Contemporaneously  with the Closing, the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

      Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

 Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

 Section 4.9. Changes in Corporate Structure. Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10.  Subsidiary Guaranties.  You shall have received certain Guarantee  Agreements,  duly executed and delivered by
each  Subsidiary   listed  in  Schedule  4.10  and  each  such
Guarantee Agreement shall be in full force and effect.

Section 4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

Section 5.   Representations and Warranties of the Company.

      The Company represents and warrants to you that:



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 Section 5.1.  Organization;    Power   and   Authority.   The
Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of
incorporation,   and   is   duly   qualified   as  a   foreign
corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than
those   jurisdictions  as  to  which  the  failure  to  be  so
qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it
purports  to  own  or  hold  under  lease,   to  transact  the
business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

 Section 5.2. Authorization, Etc. This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

 Section 5.3. Disclosure. The Company, through its agent, ABN AMRO Incorporated, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated November 2001 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature and, if applicable, properties of the business of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 2000, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company for use in connection with the transactions contemplated hereby.



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 Section 5.4.  Organization   and   Ownership   of  Shares  of
Subsidiaries.   (a)  Schedule  5.4  contains  (except as noted
therein) complete and correct lists of (i) the Company's Subsidiaries (other than those Subsidiaries which have no or
an  immaterial  amount  of  assets),   showing,   as  to  each
Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the
Company's   Affiliates   which  it  directly   or   indirectly
controls, other than Subsidiaries, and (iii) the Company directors and senior officers.

    (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in
Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

    (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

    (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.15 and customary limitations imposed by statute) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

 Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on
Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).



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 Section 5.6.  Compliance with Laws, Other  Instruments,  Etc.
The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of
the  Company  or  any   Subsidiary   under,   any   indenture,
mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material
agreement   or   instrument   to  which  the  Company  or  any
Subsidiary   is  bound  or  by  which  the   Company   or  any
Subsidiary or any of their respective properties may be bound or affected, (b conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or
other  rule  or  regulation  of  any  Governmental   Authority
applicable to the Company or any Subsidiary.

 Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

 Section 5.8.  Litigation;  Observance of Statutes and Orders.
(a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

    (b)  Neither  the  Company  nor  any   Subsidiary   is  in
default under any term of any Material agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

 Section 5.9. Taxes. The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by or levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which



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is  currently  being  contested  in good faith by  appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1993.

Section 5.10.  Title to  Property;  Leases.  The  Company  and
its  Subsidiaries  have  good  and  sufficient  title to their respective owned properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc. Except as disclosed in Schedule 5.11,

          (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

          (b) to the best of the knowledge of the Company, no product of the Company infringes in any respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person, except for any infringement(s) that, individually or in the aggregate would not have a Material Adverse Effect; and

          (c) to the best of the knowledge of the Company, there is no Material violation by any Person of any right of the Company or any Subsidiary with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect.



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Section 5.12.  Compliance  with  ERISA.  (a) The  Company  and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

    (b) The present value of the aggregate benefit liabilities under each of the Plans (other than
Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $10,000,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in section
4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

    (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

    (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

    (e)  The  execution  and  delivery of this  Agreement  and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in
Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by you.



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Section 5.13.  Private  Offering by the  Company.  Neither the
Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited
any  offer  to  buy  any  of  the  same  from,   or  otherwise
approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 25
other  Institutional   Investors,   each  of  which  has  been
offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or
sale  of  the  Notes  to  the  registration   requirements  of
Section 5 of the Securities Act.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to repay indebtedness to banks and for other general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Debt; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of December 14, 2001, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary the outstanding principal amount of which exceeds $10,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

    (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not otherwise permitted by Section 10.6.



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Section 5.16.  Foreign   Assets  Control   Regulations,   Etc.
Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18. Pari Passu. All obligations and liabilities of the Company under this Agreement and the Other Agreements rank at least pari passu with all other unsecured present Debt of the Company, except to the extent of any mandatory preferences which may arise only as a result of any applicable bankruptcy, insolvency, liquidation or other similar laws of general application.

      All obligations and liabilities of each Subsidiary Guarantor under the Guarantee Agreement to which it is a party will, upon issuance of the Notes rank at least pari passu without preference or priority with all other outstanding unsecured and unsubordinated present Debt of such Subsidiary Guarantor, except to the extent of any mandatory preferences which may arise only as a result of any applicable bankruptcy, insolvency, liquidation or other similar laws of general application.

Section 5.19. Anti-Terrorism Order. Neither the Company nor any of its Subsidiaries is, nor will become, a Person or entity described in Section 1 of the Anti-Terrorism Order or described in the Department of the Treasury Rule, and neither the Company nor any of its Subsidiaries engages in and will not engage in any dealings or transactions, or be otherwise associated, with any such Persons or entities.

Section 5.20. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,



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          (a)   neither  the Company  nor any  Subsidiary  has
      knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in each case in a manner contrary to any Environmental Laws and in each case in a manner that would reasonably be expected to have a Material Adverse Effect; and

          (c) all buildings on all real property now owned or leased and operated by the Company or any of its Subsidiaries are in compliance with applicable
      Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

Section 6.   Representations of the Purchaser.

 Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. Without limiting the foregoing, you agree that you will not, directly or indirectly, resell the Notes purchased by you to a Person which you are aware is a Competitor. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

 Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an insurance company pooled separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to an employee benefit plan and to any participant or beneficiary of an employee benefit plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or



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          (b)   the Source is either (i) an insurance  company
      pooled   separate   account,   within  the   meaning  of
      Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991), and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of employee benefit plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM on a discretionary basis, the conditions of Part I(c) and
      (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (d); or

          (e) the Source is an "insurance company general account," as such term is defined in PTE 95-60 (issued July 12, 1995) and as of the date of this Agreement there is no employee benefit plan with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such employee benefit plan and all other employee benefit plans maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTE 9560) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with your state of domicile; or



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          (f)   the  Source  is the  assets  of  one  or  more
      employee   benefit   plans   which  are  managed  by  an
      "in-house asset manager," as that term is defined in PTE 96-23 (issued April 10, 1996), the conditions of
      Section I(a), (b), (c), (g) and (h) of such exemption have been met with respect to the purchase of the Notes and the names of all employee benefit plans whose
      assets  are  included  in  the  transaction   have  been
      disclosed to the Company in writing pursuant to this clause (f); or

          (g) the Source does not include assets of an employee benefit plan, other than a plan exempt from the coverage of ERISA and Section 4975 of the Code.

      If  you  or  any  subsequent  transferee  of  the  Notes
notifies the Company in writing that you or such transferee are relying on any representation contained in paragraphs
(b), (c), (d) or (f) above, the Company shall deliver on the date of Closing and on the date of any applicable transfer, a certificate, which shall either state that (i) it is neither a "party in interest" (as defined in Title I, section 3(14) of ERISA) nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b), (d) or (f) above, or (ii) with respect to any plan identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA, except that the term "employee benefit plan" shall also include any "plan" as defined in Section 4975(e)(1) of the Code.

Section 7.   Information as to Company.

 Section 7.1.  Financial   and   Business   Information.   The
Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements - within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i)   a  consolidated   balance  sheet  of  the
           Company and its Subsidiaries as at the end of such quarter, and



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              (ii)   consolidated    statements   of   income,
           changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b) Annual Statements - within 90 days after the end of each fiscal year of the Company, duplicate copies of,

               (i)   a  consolidated   balance  sheet  of  the
           Company and its Subsidiaries, as at the end of such year, and

              (ii)   consolidated    statements   of   income,
           changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

      setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and (B) a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or if they have obtained knowledge of any
      Default or Event of Default, specifying the nature thereof (such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards), provided that the delivery within the time period specified



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      above of the  Company's  Annual  Report on Form 10-K for
      such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to
      Rule  14a-3  under  the   Exchange   Act)   prepared  in
      accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause
      (B) above, shall be deemed to satisfy the requirements of this Section (b);

          (c) SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all material amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (d) Notice of Default or Event of Default - promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters - promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

              (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or



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             (iii)   any event,  transaction or condition that
           could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax
           provisions,   if  such  liability  or  Lien,  taken
           together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

          (f) Notices from Governmental Authorities - promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any written or formal order, ruling, statute or other law or regulation the result of which would reasonably be expected to have a Material Adverse Effect; and

          (g) Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any Subsidiary or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes or relating to the ability of any Guarantor to perform it obligations under its Guarantee Agreement.

 Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to
Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3 through Section 10.5 hereof, inclusive, Section 10.6(j), Section 10.7 and
      Section  10.11  during the  quarterly  or annual  period
      covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default - a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being



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      furnished to the date of the  certificate  and that such
      review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such
      condition  or  event   existed  or  exists   (including,
      without   limitation,   any  such  event  or   condition
      resulting  from  the  failure  of  the  Company  or  any
      Subsidiary  to  comply  with  any  Environmental   Law),
      specifying  the nature and period of  existence  thereof
      and  what  action  the  Company   shall  have  taken  or
      proposes to take with respect thereto.

 Section 7.3.  Inspection.   The  Company   shall  permit  the
representatives   of  each   holder   of  Notes   that  is  an
Institutional Investor:

          (a)   No  Default  -  if  no  Default  or  Event  of
      Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the
      Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default - if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 8.   Prepayment of the Notes,

 Section 8.1. Required Prepayments. On each of December 28, 2003 and December 28, 2004, the Company will prepay JPY 2,079,166,666 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or purchase of the Notes permitted by Section 8.5 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.



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 Section 8.2.  Optional  Prepayments  with Make-Whole  Amount.
The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount. The Company will give each holder of
Notes written  notice of each optional  prepayment  under this
Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal
amount  of  the  Notes  to  be  prepaid  on  such  date,   the
principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to
such   principal   amount   being   prepaid,   and   shall  be
accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount, if any, as of the specified prepayment date.

      Section 8.3.   Allocation  of  Partial  Prepayments.  In
the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

 Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.



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 Section 8.5.  Purchase  of Notes.  The  Company  will not and
will  not  permit  any   Affiliate,   which  is   directly  or
indirectly controlled by the Company, to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

 Section 8.6. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

           "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

           "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

           "Reinvestment Yield" means, with respect to the Called Principal of any Note, the yield to maturity implied by the lesser of the yields reported, as of 10:00 a.m. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as (a) Bloomberg Financial Markets News screen BTMM JN (or such other Bloomberg Financial Markets News display as may replace such BTMM JN screen) for actively traded Japanese Government Bonds having a maturity which is the same as the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) Bloomberg Financial Markets News screen IRSB 16 (or such other Bloomberg Financial Markets News screen which may replace such IRSB 16 screen) for actively traded Yen interest rate swaps which is the same as the Remaining Average Life of such Called Principal as of such Settlement Date, provided that if either of such yields are not reported as of such time or either of the yields reported as of such time are not ascertainable, such yield to maturity in respect of Japanese Government



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      Bonds or Yen  interest  rate swaps,  as the case may be,
      shall be implied by the average of the rates as determined by two Recognized Yen Bond Market Makers or two Recognized Yen Swap Market Makers, as the case may
      be.  Such  implied   yields  will  be   determined,   if
      necessary,    by   (i)    converting    quotations    to
      bond-equivalent   yields  in  accordance  with  accepted
      financial  practice  and  (ii)  interpolating   linearly
      between (x) the actively traded Japanese Government Bonds or Yen interest rate swaps, as the case may be,
      with  a  maturity   closest  to  and  greater  than  the
      Remaining Average Life of such Called Principal as of such Settlement Date.

           "Recognized   Yen  Bond  Market  Maker"  means  any
      financial  institution  that  makes  regular  markets in
      Japanese Government Bonds and Japanese Government Bond-based securities and financial products, as shall be agreed between the Required Holders and the Company or, following the occurrence and continuance of an Event of Default, as reasonably required by the Required Holders.

           "Recognized Yen Swap Market Maker" means any financial institution that makes regular markets in Yen interest rate swaps as shall be agreed between the Required Holders and the Company or, following the occurrence and continuance of an Event of Default, as reasonably required by the Required Holders.

           "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing
      (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

           "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to
      Section 8.2 or 12.1.

           "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section
      8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.



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Section 9.   Affirmative Covenants.

      The Company covenants that so long as any of the Notes are outstanding:

 Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

 Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

 Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

 Section 9.4. Payment of Taxes. The Company will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all



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claims for which  sums have  become  due and  payable  have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if
(a)  the  amount,   applicability   or  validity   thereof  is
contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

 Section 9.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 9.3, 10.2 and 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

 Section 9.6. Subsequent Guarantors. The Company agrees that if at any time any Subsidiary which is not a Subsidiary Guarantor on the date hereof, shall guarantee any of the Bank Agreements, the Prudential Obligations or any other Debt of the Company, the Company will cause such Subsidiary to, simultaneously with the entry into the guarantee of such Bank Agreements, the Prudential Obligations or any other Debt, execute and deliver for the benefit of the holders of the Notes a Guarantee Agreement.

 Section 9.7. Covenant to Secure Notes Equally. In the event that the Company or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 10.6 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 17), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

 Section 9.8. Pari Passu Ranking. The Company's obligations under the Notes and this Agreement will at all times rank at least pari passu with all other unsecured present and future Debt of the Company, except to the extent of any mandatory preferences which may arise only as a result of any applicable bankruptcy, insolvency, liquidation or other similar laws of general application.



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 Section 9.9.  Rule 144A  Information.  The Company  covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer
designated   by  such  holder,   such   financial   and  other
information as such holder may reasonably determine to be necessary in order to permit compliance with the information
requirements   of  Rule  144A  under  the  Securities  Act  in
connection  with the resale of Notes,  except at such times as
the  Company  is  subject  to  and  in  compliance   with  the
reporting   requirements   of  section  13  or  15(d)  of  the
Exchange  Act. For the purpose of this  Section 9.9,  the term
"qualified   institutional   buyer"  shall  have  the  meaning
specified in Rule 144A under the Securities Act.

Section 10.  Negative Covenants.

      The Company covenants that so long as any of the Notes are outstanding:

Section 10.1. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

Section 10.2. Merger, Consolidation, Etc. The Company will not, and will not permit any Subsidiary to, merge or consolidate with or into any other Person, except that, so long as no Event of Default exists or would result therefrom:

          (a) any Subsidiary may merge or consolidate with or into the Company, so long as the Company is the continuing or surviving corporation,

          (b) any Subsidiary may merge or consolidate with or into another Subsidiary, so long as the surviving Person is or contemporaneously becomes a Wholly-Owned Subsidiary, and provided that if such merger or consolidation involves a Subsidiary Guarantor and such Subsidiary Guarantor is not the survivor, the surviving Person shall assume in writing upon terms and conditions reasonably satisfactory to the Required Holders and will provide such related documents (including, without limitation, corporate or other showings, officer's certificates and opinions) as the Required Holders may reasonably request, and

          (c) the Company may merge with any other solvent corporation, so long as the Company is the continuing or surviving corporation.



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Section 10.3.  Consolidated  Net Worth.  The Company  will not permit Consolidated Net Worth at any time to be less than the sum of (a) $456,000,000 plus (b) to the extent positive, 25% of Consolidated Net Income for each fiscal quarter ended subsequent to September 30, 2001 and prior to any date of determination.

Section 10.4. Interest Coverage Ratio. The Company will not permit as of the end of any fiscal quarter the ratio of Consolidated EBITDA to Consolidated Interest Expense to be less than 3.50 to 1.00 for the four consecutive fiscal quarter period ended as of the end of such fiscal quarter, commencing with the four consecutive fiscal quarter period ended September 30, 2001.

Section 10.5. Debt and Priority Debt Limitations. The Company will not permit (a) the ratio, expressed as a percentage, of Consolidated Debt to Consolidated Capitalization to (i)-exceed 65% at any time during the period commencing on the date of Closing and ending on December 31, 2002, (ii) exceed 55% during the period commencing  on  January  1, 2003 and  ending on  December  31,
2003 or (iii) 50% at any time thereafter or (b) the aggregate amount of Priority Debt to at any time exceed 15% of Consolidated Net Worth.

Section 10.6. Permitted Liens. The Company will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of Section 9.7), except:

          (a) Liens for taxes, assessments or other governmental levies or charges not yet due or which are being contested in good faith for which adequate reserves have been established in accordance with generally accepted accounting principles,

          (b) statutory Liens of landlords, Liens of carriers, warehousemen, mechanics and materialmen, and Liens of a similar nature, in each case that do not secure Debt, are incurred in the ordinary course of business and are for sums not yet due or are being contested in good faith,

          (c) Liens on property or assets of a Subsidiary of the Company to secure obligations of such Subsidiary to the Company or to a Wholly-Owned Subsidiary,

          (d) Liens (other than any Lien imposed by ERISA) incurred, or deposits made, in the ordinary course of business, such as workers' compensation Liens or statutory or legal obligation Liens; provided, however, that such Liens were not incurred or made in connection with the borrowing of money or the obtaining of advances or credit,



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          (e)   survey    exceptions    and    easements   and
      reservations arising in the ordinary course of business that do not secure Debt, which do not in aggregate
      materially   detract  from  the  use  or  value  of  the
      property subject thereto,

          (f) Liens existing on the date of this Agreement and securing Debt of the Company and its Subsidiaries, in each case as identified on Schedule 5.15 (including those Liens on any assets acquired in connection with the acquisition of the dental business of Degussa AG in October, 2001),

          (g) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of this Agreement, provided that

               (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed,

              (ii) the principal amount of the Debt secured by any such Lien shall at no time exceed the cost to the Company or such Subsidiary of the property (or improvement thereon) so acquired or constructed,

             (iii)   any   such   Lien    shall   be   created
           contemporaneously with, or within 90 days after, the acquisition or construction of such property, and

              (iv)   no  such   Lien   shall   attach  to  any
           property the purchase of which was made with the net sale proceeds of any assets described in the proviso to Section 10.7,

          (h) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that
      (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired, and

          (i) any Lien renewing, extending or refunding any Lien permitted by clauses (f), (g) or (h) of this
      Section 10.6, provided that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity or remaining average life thereof reduced and
      (ii) such Lien is not extended to any other property,



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          (j)   other Liens  securing Debt of the Company or a
      Subsidiary,   provided  that  the  aggregate   principal
      amount of Priority Debt shall at no time exceed 15% of Consolidated Net Worth;

Section 10.7. Sale of Assets. The Company will not, and will not permit any Subsidiary to, sell, exchange, convey, lease, transfer or otherwise dispose of ("Transfer") any of its assets (exclusive of sales of inventory in the ordinary course of business), except that:

          (a) any Subsidiary may Transfer assets to the Company or to a Wholly-Owned Subsidiary (so long as any such Transfer to a Wholly-Owned Subsidiary does not result in the movement of assets from a Designated
      Country  to  a  country   which  is  not  a   Designated
      Country); or

          (b) the Company or any Subsidiary may otherwise Transfer assets, so long as after giving effect thereto neither (i) the Annual Percentage of Earnings Capacity Transferred pursuant to this subsection (b) and Section
      10.8 exceeds 15%, nor (ii) the Annual Percentage of Assets Transferred pursuant to this subsection (b) and
      Section 10.8 exceeds 15%; provided that if the net sale proceeds of any assets Transferred are, within 180 days after the date of Transfer, (1) applied to the prepayment of senior Debt of the Company (including the Notes pursuant to the terms of Section 8.2) on a pro rata basis or (2) used for the purchase of similar assets (located in a Designated Country if and to the extent the assets Transferred were located in a Designated Country), then such Transfer shall not be included in the calculations provided in this subsection (b).

Section 10.8. Sale of Stock and Debt of Subsidiaries. The Company will not sell or otherwise dispose of, or part with control of, any shares of stock (or similar equity interests) or Debt of any Subsidiary, except to the Company or a Wholly-Owned Subsidiary, and except that all shares of stock (or similar equity interests) and Debt of any
Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock (or similar equity interests) and Debt so sold; provided that (a) such sale or other disposition is treated as a Transfer of assets of such Subsidiary and is permitted by Section 10.7 and (b) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary, unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this Section 10.8.



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Section 10.9.  Sale or  Discount of  Receivables.  The Company
will not, and will not permit any Subsidiary to, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable, other than (a) notes or accounts receivable the collection of which is doubtful in accordance with generally accepted accounting principles and (b) pursuant to the Brazilian Receivables Program.

Section 10.10. Subsidiary Dividend Restrictions. The Company will not incur or permit to exist any restriction (other than restrictions imposed pursuant to any applicable law) on any Subsidiary's ability to make dividends or other distributions to the Company or any other Subsidiary, to repay intra-company Debt or to otherwise transfer earnings or assets to the Company or its Subsidiaries.

Section 10.11. Sale and Leasebacks. The Company will not enter into any transaction, directly or indirectly, whereby it shall sell or transfer any property, if at the time of such sale or disposition the Company or any Subsidiary intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose (a "Sale and Leaseback Transaction") except:

          (a) any Sale and Leaseback Transaction in which the property is sold by the Company to a Subsidiary or by a Subsidiary to the Company or another Subsidiary, or

          (b) the Company or any Subsidiary may enter into any Sale and Leaseback Transaction if (i) at the time thereof and immediately after giving effect thereto no Default or Event of Default shall exist (including any Event of Default under Section- 10.5(b)) and the proceeds from the sale of the subject property shall be equal to not less than 80% of its fair market value (as reasonably determined by the Company's Board of Directors); or

          (c) any Sale and Leaseback Transaction in which the property sold consists of the precious metals inventory acquired by the Company in connection with its acquisition of the dental business of Degussa AG in October, 2001 in an aggregate equivalent amount not to exceed U.S.$110,000,000, with respect to the precious metals owned by the Degussa Dental Group prior to such acquisition; provided any such Sale and Leaseback Transaction shall be entered into and effective no later than June 30, 2002.



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Section 10.12. Line of  Business.  The Company  will not,  and will not permit any Subsidiary to, engage in any business activities other than those related or incidental to its present business activities, namely, the manufacture and
distribution  of  (a)  dental  supplies  and  equipment,   (b)
medical/industrial   supplies  and  equipment  and  (c)  other
healthcare products, provided, that (i) the net business activities described in clause (c) shall not represent more than 20% of the Consolidated Net Income for any fiscal year, commencing with the fiscal year ended December 31, 2001 and
(ii) the assets of the business activities described in clause (c) shall not at any time represent more than 20% of the consolidated assets of the Company and its Subsidiaries.

Section 11.  Events of Default.

      An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five days after the same becomes due and payable; or

          (c)   the Company  defaults in the performance of or
      compliance  with any term  contained  in  Sections  10.2
      through 10.11, inclusive; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section-11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and
      (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of
      Section 11); or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or



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          (f)   (i)  the  Company  or  any  Subsidiary  is  in
      default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other
      agreement   relating  thereto  or  any  other  condition
      exists,   and  as  a  consequence  of  such  default  or
      condition such Debt has become, or has been declared (or one or more persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment or
      (iii)   as  a   consequence   of   the   occurrence   or
      continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (y) one or more persons has the right to require the Company or any Subsidiary so to purchase or repay such Debt; or

          (g) the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Material Subsidiaries, or any such petition shall be filed against the Company or any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or



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          (i)   a final  judgment or judgments for the payment
      of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Material Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) any default shall occur under any Guarantee Agreement or any Guarantee Agreement shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any governmental body or court that such Guarantee
      Agreement is invalid, void or unenforceable or any guarantor party thereto shall contest or deny in writing the validity or enforceability of any of its obligations under any such Guarantee Agreement; or

          (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through
      (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

      As used in Section 11(k), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 12.  Remedies on Default, Etc.



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Section 12.1.  Acceleration.   (a)  If  an  Event  of  Default
with  respect to the Company  described  in  paragraph  (g) or
(h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all
the  Notes  then  outstanding   shall   automatically   become
immediately due and payable.

    (b) If any other Event of Default has occurred and is continuing, any holder or holders of at least 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

    (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

      Upon any  Notes  becoming  due and  payable  under  this
Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount, if any, of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount, if any, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.



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Section 12.3.  Rescission.  At any time  after any Notes  have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and
payable   and  are  unpaid   other  than  by  reason  of  such
declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the
Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due
pursuant   hereto  or  to  the  Notes.   No   rescission   and
annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

Section 13.  Registration; Exchange; Substitution of Notes.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional
Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.



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Section 13.2.  Transfer   and   Exchange   of   Notes.    Upon
surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the
Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit
1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such
transfer  of  Notes.   Notes  shall  not  be   transferred  in
denominations of less than JPY 125,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than JPY 125,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

    (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

    (b)  in  the  case  of  mutilation,   upon  surrender  and
cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.  Payments on Notes.



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Section 14.1.  Place of  Payment.  Subject  to  Section  14.2,
payments  of  principal,   Make-Whole   Amount,  if  any,  and
interest becoming due and payable hereunder or on the Notes shall be made during the business day in Japan in New York
City,   New  York  at  the  principal   office  of  The  Chase
Manhattan Bank in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
14.1.  Prior  to any  sale or  other  disposition  of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

Section 14.3. Judgment Currency. Any payment on account of an amount that is payable hereunder or under the Notes in a specified currency (the "Specified Currency") which, notwithstanding the requirement of the Notes, is made to or for the account of any holder of a Note in lawful currency of any other jurisdiction (the "Other Currency"), whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the Company's obligation under this Agreement and such Notes only to the extent of the amount of the Specified Currency which such holder could purchase in New York foreign exchange markets with the amount of the Other Currency in accordance with normal banking procedures at the rate of exchange prevailing at 10:00 a.m. on the first New York Business Day following receipt of the payment first referred to above. If the amount of the Specified Currency that could be so purchased is less than the amount of Specified Currency originally due to such holder, the Company shall indemnify and save harmless such holder from



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and against  all loss or damage  arising out of or as a result
of  such  deficiency.   This  indemnity  shall  constitute  an
obligation   separate   and   independent   from   the   other
obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder of a Note from time to time and shall continue in full force and
effect   notwithstanding   any   judgment   or  order   for  a
liquidated sum in respect of an amount due hereunder or under any judgment or order.

Section 15.  Expenses, Etc.

Section 15.1.  Transaction   Expenses.   Whether  or  not  the
transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of the special counsel referenced in Section 4.4(b) and, if reasonably required, local counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including, at any given time, one financial advisor's fees (acting for all holders of Notes), incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

Section 16.  Survival of Representations and Warranties;
             Entire Agreement.

      All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed



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representations  and  warranties  of the  Company  under  this
Agreement.   Subject   to   the   preceding   sentence,   this
Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.  Amendment and Waiver.

Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

Section 17.2.  Solicitation of Holders of Notes.

    (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

    (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.



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Section 17.3.  Binding  Effect,  Etc. Any  amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such
amendment  or  waiver.   No  such  amendment  or  waiver  will
extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived
or  impair  any  right  consequent   thereon.   No  course  of
dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18.  Notices.

      All notices and communications provided for hereunder shall be in writing and sent (a)-by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i)   if to you  or  your  nominee,  to you or it at
      the  address   specified  for  such   communications  in
      Schedule A, or at such other address as you or it shall have specified to the Company in writing,

         (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

        (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, with a copy to the same address to the attention of the Secretary, or at such other address as the Company shall have specified to the holder of each Note in writing.



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Notices under this Section 18 will be deemed given only when actually received.

Section 19.  Reproduction of Documents.

      This Agreement and all documents relating thereto, including, without limitation, (a)-consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.  Confidential Information.

      For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure,
(b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary without breach of any obligation of confidentiality owed by a third party to the Company or any Subsidiary of which you have knowledge or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you but, in any event, in accordance with not less than reasonable care, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, trustees, agents, attorneys and affiliates, (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes),



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(ii) your financial advisors and other  professional  advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section
20,   (iii)   any  other   holder   of  any  Note,   (iv)  any
Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein
(if such  Person has agreed in  writing  prior to its  receipt
of  such   Confidential   Information   to  be  bound  by  the
provisions of this Section 20), (v)-any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National
Association   of  Insurance   Commissioners   or  any  similar
organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect
compliance   with  any   law,   rule,   regulation   or  order
applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party provided that you provide prompt notice (if reasonably possible, prior to such disclosure) to the Company so that the Company may seek an appropriate protective order or other remedy or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

Section 21.  Substitution of Purchaser.

      You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.



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





Section 22.  Miscellaneous.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction

Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                          * * * * *



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





      If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                 Very truly yours,

                                 DENTSPLY International Inc.



                                 By_____________________________
                                      [Title]





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



      The foregoing is hereby agreed to as of the date thereof.


               [Add Purchaser Signature Blocks]



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






                             A-5
                          Schedule A
                 (to Note Purchase Agreement)
              Information Relating to Purchasers


                                          Principal Amount of
Name and Address of Purchaser             Notes to Be
Purchased
                                          JPY 1,559,375,000
Massachusetts Mutual Life
  Insurance Company
c/o David L. Babson & Company Inc.
1295 State Street
Springfield, MA  01111
Attn:  Securities Investment Division

Payments


All payments on account of the Note shall be made by crediting in the form of bank wire transfer of immediately available funds in Japanese Yen, (identifying each payment as DENTSPLY International Inc., interest and principal), to:

        Chase Manhattan Bank, N.A.
        4 Chase Metro Tech Center
        New York, NY  10081
        ABA No. 021000021
        For MassMutual Pension Management
        Account No. 910-2594018
        Re: Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc.
at (413) 744-5104 or (413) 744-5718

Notices

1.  Send Communications and Notices to:

        Massachusetts Mutual Life Insurance Company
        c/o David L. Babson & Company Inc.
        1295 State Street
        Springfield, MA  01111
        Attn:  Securities Investment Division



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


2.  Send Notices on Payments to:

        Massachusetts Mutual Life Insurance Company
        c/o David L. Babson & Company Inc.
        1295 State Street
        Springfield, MA  01111
        Attn:  Securities Custody and Collection Department - F381

        Tax Identification No.   04-1590850


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


                                          Principal Amount of
Name and Address of Purchaser             Notes to Be
Purchased

Massachusetts Mutual Life                   JPY 237,025,000
  Insurance Company
c/o David L. Babson & Company Inc.
1295 State Street
Springfield, MA  01111
Attn:  Securities Investment Division

Payments

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of immediately available funds in Japanese Yen (identifying each payment as DENTSPLY International Inc., interest and principal), to:

      Citibank, N.A.
      111 Wall Street
      New York, NY  10043
      ABA No. 021000089
      For MassMutual Spot Priced Contract
      Account No. 3890-4953
      Re: Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc.
at (413) 744-5104 or (413) 744-5718

Notices

1.  Send Communications and Notices to:

      Massachusetts Mutual Life Insurance Company
      c/o David L. Babson & Company Inc.
      1295 State Street
      Springfield, MA  01111
      Attn:  Securities Investment DivisionAttention:
      Securities Custody and Collection Department - F381
2.  Send Notices on Payments to:
      Massachusetts Mutual Life Insurance Company
      c/o David L. Babson & Company Inc.
      1295 State Street
      Springfield, MA  01111
      Attn:  Securities Custody and Collection Department - F381
Tax Identification No.   04-1590850


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


                                          Principal Amount of
Name and Address of Purchaser             Notes to Be
Purchased

Massachusetts Mutual Life                   JPY 1,322,350,000
  Insurance Company
c/o David L. Babson & Company Inc.
1295 State Street
Springfield, MA  01111
Attn:  Securities Investment Division

Payments

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of immediately available funds in Japanese Yen, (identifying each payment as DENTSPLY International Inc., interest and principal), to:

      Citibank, N.A.
      111 Wall Street
      New York, NY  10043
      ABA No. 021000089
      For MassMutual Long-Term Pool
      Account No. 4067-3488
      Re: Description of security, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc.
at (413) 744-5104 or (413) 744-5718

Notices

1.  Send Communications and Notices to:

      Massachusetts Mutual Life Insurance Company
      c/o David L. Babson & Company Inc.
      1295 State Street
      Springfield, MA  01111
      Attn:  Securities Investment Division

2.  Send Notices on Payments to:
      Massachusetts Mutual Life Insurance Company
      c/o David L. Babson & Company Inc.
      1295 State Street
      Springfield, MA  01111
      Attn:  Securities Custody and Collection Department - F381
Tax Identification No.   04-1590850


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


                                          Principal Amount of
Name and Address of Purchaser             Notes to Be
Purchased
Nationwide Life Insurance                   JPY 3,118,750,000
  Company
One Nationwide Plaza, 33rd Floor
Columbus, OH  43215-2220
Attn:

Payments

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of immediately available funds in Japanese Yen (identifying each payment as DENTSPLY International Inc., interest and principal), to:

      ABN AMRO Bank, Tokyo
      Swift Code ABNAJPJT
      Account No. 12.23.499 JPY
      Ref: Derivatives Operations
      Ref Inf# 120142
      PPN#___________________________
      Security Description _________________

Notices

1.  Send Communications and Notices to:
      Nationwide Life Insurance Company
      One Nationwide Plaza (1-33-07)
      Columbus OH  43215-2220
      Attention:  Corporate Fixed-Income Securities
      Facsimile:  (614) 249-4553

2.  Send Notices on Payments to:
      Nationwide Life Insurance Company
      c/o The Bank of New York
      P.O. Box 19266
      Attn:  P&I Department
      Newark, NJ  07195

      with a copy to:

      Nationwide Life Insurance Company
      Attn:  Investment Accounting
      One Nationwide Plaza (1-32-05)
      Columbus, OH  43215-2220
Tax Identification No.   31-4156830


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







                          Schedule B
                 (to Note Purchase Agreement)


                        Defined Terms

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

      "Annual Percentage of Assets Transferred" means, with respect to any fiscal year of the Company, the sum of the Percentages of Assets Transferred for each asset of the Company and its Subsidiaries that is Transferred during such fiscal year.

      "Annual Percentage of Earnings Capacity Transferred" means, with respect to any fiscal year of the Company, the sum of the Percentages of Earnings Capacity Transferred for each asset of the Company and its Subsidiaries that is Transferred during such fiscal year.

      "Anti-Terrorism Order" means Executive Order No.13,224 of September 24, 2001, Blocking Property and Prohibiting
Transactions  With Persons Who Commit,  Threaten to Commit, or
Support Terrorism, 66 Fed. Reg. 49,049 (2001).

      "Bank Agreements" means (a) the $250,000,000 Facility A 364-Day Competitive Advance, Revolving Credit and Guaranty Agreement dated as of May 25, 2001, among the Company and the other  Persons  named as  parties  thereto,  as amended or otherwise modified from time to time and (b) the $250,000,000 Five-Year Competitive Advance, Revolving Credit and Guaranty Agreement dated as of May 25, 2001 among the Company and the other Persons named as parties thereto, as amended or otherwise modified from time to time.

      "Brazilian   Receivables  Program"  means  the  sale  by
Subsidiaries to Brazilian banks of Dollar denominated receivables from the Company and Subsidiaries arising in the ordinary course of business, the aggregate outstanding face amount of which shall at no time exceed $1,000,000.



D6

      "Business  Day"  means (a) for the  purposes  of Section
8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Tokyo are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

      "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

      "Capitalized Lease Obligation" means any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the lessee thereunder, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

      "Closing" is defined in Section 3.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      "Company" means DENTSPLY International Inc., a Delaware corporation.

      "Competitor" means any Person who is substantially engaged in a business in which the Company or any Material
Subsidiary is substantially engaged provided that:

          (a) the provision of investment advisory services by a Person to a Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not of itself cause the Person providing such services to be deemed to be a Competitor if such Person has established procedures which will prevent confidential information supplied to such Person by the Company from being transmitted or otherwise made available to such Plan or Person owning or controlling such Plan; and

          (b) in no event shall an Institutional Investor be deemed a Competitor.

      "Confidential Information"  is defined in Section 20.

      "Consolidated Capitalization" means, at any time of determination thereof, the sum of Consolidated Net Worth and Consolidated Debt.



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





      "Consolidated Debt" means, at any time of determination thereof, all Debt of the Company and Subsidiaries on a consolidated basis.

      "Consolidated EBITDA" means, for any period, income (or loss) from operations of the Company and Subsidiaries on a consolidated basis plus, to the extent deducted in the calculation thereof, depreciation and amortization; provided that there shall be excluded:

          (a) the income (or loss) from operations of any Person for any period prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary, and

          (b) the income from operations of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has actually been received by the Company or any Subsidiary in the form of cash dividends or similar distributions.

      "Consolidated Interest Expense" means, for any period, for the Company and its Subsidiaries on a consolidated basis, (a) interest expense, plus (b) all amortization of debt discount and expense, less (c) interest income.

      "Consolidated Net Income" means, for any period, the net income (or net loss) of the Company and its Subsidiaries on a consolidated basis, calculated without giving effect to:

          (a)   the net  income  (or net  loss) of any  Person
      for  any   period   prior  to  the  date  it  becomes  a
      Subsidiary or is merged into or consolidated with the Company or a Subsidiary; or

          (b) the net income of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has actually been received by the Company or any Subsidiary in the form of cash dividends or similar distributions.

      "Consolidated Net Worth" means, at any time of determination thereof, the sum of (a) capital stock (less treasury stock), (b) additional paid-in capital and (c) retained earnings (or accumulated deficit) of the Company and Subsidiaries on a consolidated basis.

      "Debt" shall mean with respect to any Person (without duplication):

          (a) all obligations of such Person for borrowed money and mandatorily redeemable preferred stock;



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





          (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

          (c) all obligations of such Person upon which interest charges are customarily paid;

          (d)   all   obligations   of   such   Person   under
      conditional sale or other title retention agreements relating to property or assets purchased by such Person;

          (e) all obligations of such Person issued or assumed as the deferred and unpaid purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business that are not more than 90 days past due);

          (f) all obligations secured by any Lien or other charge upon property or assets owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations,

          (g)   Capitalized Lease Obligations of such Person;

          (h) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements;

          (i) all obligations of such Person as an account party in respect of letters of credit, bankers' acceptances or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

          (j) all Guarantees of such Person with respect to Debt of another Person.

      "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      "Default Rate" means that rate of interest per annum that is the greater of (a) 1.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 1.0% over the rate of interest publicly announced by The Bank of Japan, in Tokyo, Japan as its "base" or "prime" (or the equivalent thereof in Japan) rate.



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      "Designated  Country" means the United States of America
and member  states of the  European  Union on the date  hereof
(other than Turkey or Greece), Canada or Japan.

      "Dollars" and "$" means the lawful currency of the United States of America.

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "ERISA" means the Employee  Retirement  Income  Security
Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

      "Event of Default" is defined in Section 11.

      "Exchange  Act"  means the  Securities  Exchange  Act of
1934, as amended.

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

      "Governmental Authority"  means

          (a)   the government of

               (i) the United States of America or any State or other political subdivision thereof, or

              (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.



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





      "Group" means the Company and its Subsidiaries.

      "Guarantee Agreement" and "Guarantee Agreements" is defined in Section 1(b).

      "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d)   otherwise   to   assure   the  owner  of  such
      indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

      "holder" means,  with respect to any Note, the Person in
whose   name  such  Note  is   registered   in  the   register
maintained by the Company pursuant to Section 13.1.

      "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

      "JPY" or "Japanese Yen" means the lawful currency of Japan.



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





      "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

      "Make-Whole Amount" is defined in Section 8.6.

      "Material"  means  material in relation to the business,
operations,   affairs,   financial   condition,   assets,   or
properties of the Company and its Subsidiaries taken as a whole.

      "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

      "Material Subsidiary" means any Subsidiary (a) which provided 5% or more of Consolidated Net Income during the fiscal year of the Company most recently ended at any time of determination, (b) whose tangible assets represented 5%
or  more  of  the   tangible   assets  of  the   Company   and
Subsidiaries on a consolidated basis as of the last day of the fiscal year of the Company most recently ended at any time of determination, or (c) whose net worth represented 5% or more of Consolidated Net Worth as of the last day of the fiscal year of the Company most recently ended at any time of determination; provided that, if at any time the aggregate amount of net income, tangible assets or net worth of all Subsidiaries incorporated or otherwise organized in the United States that are not Material Subsidiaries exceeds 15% of Consolidated Net Income for any such fiscal year, 15% of the consolidated tangible assets of the Company and Subsidiaries as of the end of any such fiscal year or 15% of Consolidated Net Worth as of the end of any such fiscal year (as applicable), the Company shall designate as "Material Subsidiaries" Subsidiaries incorporated or otherwise organized in the United States sufficient to eliminate such excess, and such designated Subsidiaries incorporated in the United States shall for all purposes of this Agreement constitute Material Subsidiaries.

      "Memorandum" is defined in Section 5.3.

      "Multiemployer   Plan"   means   any  Plan   that  is  a
"multiemployer  plan"  (as such  term is  defined  in  section
4001(a)(3) of ERISA).

      "Notes" is defined in Section 1.



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





      "Officer's  Certificate" means a certificate of a Senior
Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

      "Other Agreements" is defined in Section 2.

      "Other Currency" is defined in Section 14.3.

      "Other Purchasers" is defined in Section 2.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

      "Percentage of Assets Transferred" means, with respect to each asset Transferred pursuant to clause (ii) of Section 10.7(b) and Section 10.8, the ratio (expressed as a percentage) of (a) the greater of such asset's fair market value or book value on the date of such Transfer to (b) the consolidated total assets of the Company and Subsidiaries on the last day of the fiscal year most recently ended as of the date of such Transfer.

      "Percentage of Earnings Capacity Transferred" means, with respect to each asset Transferred pursuant to clause
(i) of Section 10.7(b) or Section 10.8, the percentage of Consolidated EBITDA produced by, or attributable to, such asset during the fiscal year most recently ended prior to the date of such Transfer.

      "Person" means an individual, partnership,  corporation,
limited     liability     company,     association,     trust,
unincorporated organization, or a government or agency or political subdivision thereof.

      "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

      "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.



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





      "Priority Debt" means, at any time of determination thereof, without duplication, (a) Debt of the Company secured  by Liens  not  otherwise  permitted  by  clauses  (a)
through (i) of Section 10.6, plus (b) Debt of Subsidiaries (other than (i) Debt of any Subsidiary owed to the Company or any Wholly-owned Subsidiary and (ii) Debt of any Subsidiary so long as such Subsidiary is a Subsidiary Guarantor and the creditor with respect to such Debt has entered into an Intercreditor Agreement with the holders of the Notes on the same terms and conditions as the intercreditor agreement as in effect on the date hereof between the holders of the Prudential Obligations and the Debt outstanding under the Bank Agreements, provided, however, that the foregoing requirement of an Intercreditor Agreement shall not apply to the Subsidiary Guarantors which are, as of the date hereof, guarantors of the Prudential Obligations or the Debt under the Bank Agreements and
(iii) the Guarantee Agreements) plus (c) the book value (at the time of sale) of all assets sold by the Company and Subsidiaries subsequent to March 1, 2001 which were the subject of a Sale and Leaseback Transaction (other than a Sale-Leaseback Transaction permitted by Section 10.7(a)).

      "property"  or  "properties"   means,  unless  otherwise
specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

      "Prudential Obligations" means the obligations at any time of the Company under and pursuant to that certain Agreement dated as of March 1, 2001 between the Company and The Prudential Insurance Company of America and each Prudential Affiliate (as defined therein) which becomes bound by such Agreement and any senior promissory notes issued and sold under and pursuant to such Agreement and then outstanding.

      "QPAM  Exemption"  means  Prohibited  Transaction  Class
Exemption  84-14  issued by the United  States  Department  of
Labor.

      "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

      "Responsible   Officer"   means  any  Senior   Financial
Officer   and  any  other   officer   of  the   Company   with
responsibility   for  the   administration   of  the  relevant
portion of this Agreement.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Senior  Financial  Officer"  means the chief  financial
officer,    principal   accounting   officer,   treasurer   or
comptroller of the Company.

      "Specified Currency" is defined in Section 14.3.



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





      "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

      "Subsidiary  Guarantor"  means the  companies  listed on
Exhibit 1(b) and any other Subsidiary that may from time to time execute and deliver a Guarantee Agreement and which Guarantee Agreement has not been terminated in accordance with the terms thereof.

      "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

      "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.


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







                         Exhibit 1(a)
                 (to Note Purchase Agreement)


                        [Form of Note]

                 DENTSPLY International Inc.

      1.39% Guaranteed Senior Note Due December 28, 2005

No. [_____]                                                  [Date]

JPY [_______]                                       PPN 249030 B* 7


      For Value Received, the undersigned, DENTSPLY International Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to
[___________________________],   or  registered  assigns,  the
principal   sum   of  JPY   [___________________________]   on
[_____________, ____], with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 1.39% per annum from the date hereof, payable semiannually, on the twenty-eighth (28th) day of June and December in each year, commencing with the June 28th or December 28th next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any
overdue   payment   (including  any  overdue   prepayment)  of
principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2.39% or (ii) 1.0% over the rate of interest publicly announced by [The Bank of Japan] from time to time in Tokyo, Japan as its "base" or "prime" (or the equivalent thereof in Japan) rate.

      Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of Japan at The Chase Manhattan Bank, New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

      This Note is one of a series of Guaranteed Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of December 28, 2001 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. The obligations of the Company under this Note and the Note Purchase Agreements are guaranteed pursuant to the Guarantee Agreements. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase
Agreements and (ii) to have made the representations set forth in Section 6.2 of the Note Purchase Agreements.



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





      This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

      The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

      If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.



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



      This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                 DENTSPLY International Inc.


                                 By_________________________
                                      [Title:]


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


                         Exhibit 4(a)
                 (to Note Purchase Agreement)


                  Form of Opinion of Counsel
                        to the Company






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


                        Exhibit 4.4(b)
                 (to Note Purchase Agreement)
              Form of Opinion of Special Counsel
                      to the Purchasers






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


                         Schedule 4.9
                 (to Note Purchase Agreement)


                     Degussa Acquisition


      On  October  2,  2001,  DENTSPLY  announced  that it had
acquired  several  German  and  International   Degussa  Group
companies   which   together   constitute  the  entire  dental
business of the Degussa Group (together referred to as "Degussa Dental"). The price paid for the Degussa Dental Acquisition was (euro)576 million (approximately equal to U.S. $530 million based on the exchange rate at the time of closing).

      Degussa Dental designs, develops and manufactures a broad range of dental products and complete system solutions used in preventative, restorative and orthodontic treatment by dental laboratories, dentists, orthodontists and oral surgeons.




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


                        Schedule 4.10
                 (to Note Purchase Agreement)

                          Guarantors


                     Ceramco Inc.
                     Ceramco Manufacturing Co.
                     DENTSPLY Finance Co.
                     DENTSPLY International Preventive Care
                     Division L.P.
                     DENTSPLY Research & Development Corp.
                     G.A.C. International, Inc.
                     Midwest Dental Products Corporation
                     Ransom & Randolph Company
                     Tulsa Dental Products Inc.



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


                         Schedule 5.8
                 (to Note Purchase Agreement)

                          Litigation



                            None.




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


                        Schedule 5.11
                 (to Note Purchase Agreement)

                   Licenses, Permits, Etc.



                            None.




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


                        Schedule 5.15
                 (to Note Purchase Agreement)

                        Existing Debt


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